State of Delaware
Secretary of State
Division of Corporations
Delivered 02:07 PM 11/22/2017
FILED 02:07 PM 11/22/2017
SR 20177216620 - File Number 6241431

Certificate of Amendment to
European CPG Acquisition Corp.
Certificate of Incorporation
November 21, 2017

European CPG Acquisition Corp. (the "Corporation"), a corporation organized and existing under the Delaware General Corporation Law, hereby certifies as follows:

FIRST: by unanimous consent of the Board of Directors and by written consent of the shareholders, an amendment to the Certificate of Incorporation of the Corporation, as written below, was adopted in accordance with Section 242 of the Delaware General Corporation Law.

SECOND: Article One to the Certificate of Incorporation shall be amended in its entirety to read as follows:

"ARTICLE ONE
NAME

The name of the Corporation is Veroni Brands Corp."

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and attested by its duly authorized officers, on the date hereinabove recorded.

EUROPEAN CPG ACQUISITION CORP.

Attest:

Igor Gabal
Secretary

BY:
Igor Gabal
President